                                                                     EXHIBIT 3.4

                           CERTIFICATE OF CORRECTION
                      FILED TO CORRECT A CERTAIN ERROR IN
THE CERTIFICATE OF DESIGNATIONS PREFERENCES AND RIGHTS OF SERIES C CONVERTIBLE
                              PREFERRED STOCK OF
                          BOSTON LIFE SCIENCES, INC.
                            FILED IN THE OFFICE OF
                      THE SECRETARY OF STATE OF DELAWARE
                             ON FEBRUARY 18, 1999

     Boston Life Sciences, Inc. is a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     1.   The name of the corporation is Boston Life Sciences, Inc.

     2. That a Certificate of Designation, Preferences and rights for Series C Convertible Preferred Stock (the "Certificate") was filed by the Secretary of State of Delaware on February 18, 1999 and that the Certificate requires correction as permitted by Section 103(f) of the General Corporation Law of the State of Delaware.

     3. The inaccuracy or defect of the Certificate to be corrected is as follows:

          Exhibit A to the Certificate, the Form of Redemption Warrant, was not attached and filed with the Certificate.

     4. Attached hereto for filing is the Certificate of Designation of Series C Convertible Preferred Stock, with Exhibit A attached.


     IN WITNESS WHEREOF, said Boston Life Sciences, Inc. has caused this Certificate to be signed by Joseph P. Hernon, its Vice-President and Chief Financial Officer, this 18th day of February, 1999.

                                 Boston Life Sciences, Inc.

                                 By: /s/ Joseph P. Hernon
                                     --------------------
                                 Joseph P. Hernon
                                 Vice-President and Chief Financial Officer

              CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

                                      OF

                     SERIES C CONVERTIBLE PREFERRED STOCK

                                      OF

                          BOSTON LIFE SCIENCES, INC.

                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)

                   _________________________________________


           BOSTON LIFE SCIENCES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that, pursuant to authority vested in the Board of Directors of the Corporation by Article Fourth of the Amended and Restated Certificate of Incorporation of the Corporation, the following resolution was adopted as of February 17, 1999 by the Board of Directors of the Corporation pursuant to Section 141 of the Delaware General Corporation Law:

           "RESOLVED that, pursuant to authority vested in the Board of Directors of the Corporation by Article Fourth of the Corporation's Amended and Restated Certificate of Incorporation, of the total authorized number of 1,000,000 shares of Preferred Stock, par value $0.01 per share, of the Corporation, there shall be designated a series of 475,000 shares that shall be issued in and constitute a single series to be known as "Series C Convertible Preferred Stock" (hereinafter called the "Series C Convertible Preferred Stock"). The shares of Series C Convertible Preferred Stock shares have the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions thereof set forth below:

     1.   Dividends.  The holder of each share of Series C Convertible Preferred
          ---------
     Stock shall not be entitled to receive dividends in any fixed amount; provided, however, the holder of each share of Series C Convertible
     -----------------
     Preferred Stock shall be entitled to receive such dividends thereon as the Board of Directors may declare, if, as and when so declared. Such dividends on the Series C Convertible Preferred Stock shall not be cumulative and no right to such dividends shall accrue to holders of the Series C Convertible Preferred Stock unless and until declared by the Board of Directors. The holders of shares of the Series C Convertible Preferred Stock are entitled to share equally in any dividend, when, as and if declared by the Board on the Common Stock.

     2.   Liquidation.  In the event of any liquidation, dissolution or winding
          -----------
     up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Corporation, the holders of the shares of Series A Convertible Preferred Stock , the holders of shares of Series B Convertible Preferred Stock, and the holders of shares of Series C Convertible Preferred Stock, before any distribution or payment is made upon any Common Stock, shall be entitled to receive on a pari-passu basis in accordance with their respective Preference Amounts (as
     ----------
     hereinafter
     defined), (i) with respect to each share of Series A Convertible Preferred Stock an amount ("Series A Preference Amount") equal to the sum of (A) $130.00 (subject to equitable adjustment to reflect stock splits, stock combinations, stock dividends, recapitalizations, and like occurrences) and
     (B) all declared but unpaid dividends (if any) payable with respect to such shares, and (ii) with respect to each share of Series B Convertible Preferred Stock ("Series B Preference Amount") equal to the sum of (A) $19.50 (subject to equitable adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations, and like occurrences) and
     (B) all declared but unpaid dividends (if any) payable with respect to such shares, and (iii) with respect to each share of Series C Convertible Preferred ("Series C Preference Amount", and collectively the Series A Preference Amount, the Series B Preference Amount, and the Series C Preference Amount are sometimes hereinafter collectively referred to as the "Preference Amount") equal to the sum of (A) the "Original Issuance Price" per share, which shall mean $19.50 (subject to equitable adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations, and like occurrences) and (B) all declared but unpaid dividends (if any) payable with respect to such shares.

          If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock of the Corporation shall be insufficient to permit payment to the holders of the full respective Preference Amount to which they shall be entitled, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock based on the respective amounts that would be payable to them on or with respect to the shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Preferred Convertible Stock held by them upon such distribution pursuant to this Section. Upon any such liquidation, dissolution or winding up of the Corporation after the holders of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, and Series C Convertible Preferred Stock shall have been paid in full in accordance with the rights and preferences to which they are entitled, the remaining net assets of the Corporation shall be distributed ratably and exclusively to the holders of the Common Stock.

          Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Preference Amounts and the place where said sums shall be payable shall be given by mail, postage prepaid, not less than 30 or more than 60 days prior to the payment date stated therein, to the holders of record of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock and the Common Stock, such notice to be addressed to each stockholder at his post office address as shown by the records of the Corporation. Notwithstanding Section 3 below, holders of record of the Series C Convertible Preferred Stock shall have the right to convert their shares of Series C Convertible Preferred Stock into Common Stock at the then applicable Conversion Price prior to liquidation pursuant to the formula set forth in the first paragraph of Section 3A; holders shall comply with the procedures set forth in the fourth paragraph of Section 3A.

          For purposes of this Section with respect to the Series C Convertible Preferred Stock, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation) in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued by the acquiring corporation or its subsidiary, or (B) a sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Corporation, unless in each case the Corporation's
                                ------
     stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

          Whenever the distribution provided for in this Section shall be payable in property other than cash, the value of such property shall be the fair market value thereof as determined in good faith by not less than a majority of the Directors then serving on the Board of Directors of the Corporation.

          3.   Conversion.
               ----------

          3A.  Right to Convert.  Subject to the terms and conditions of this
               ----------------
     Section 3, the holder of any share or shares of Series C Convertible Preferred Stock shall have the right, at its option, to convert any such shares of Series C Convertible Preferred Stock into fully paid and nonassessable whole shares of Common Stock in accordance with this Section
     3. The holder may convert each share of Series C Convertible Preferred Stock into such number of shares of Common Stock as is obtained by dividing the Original Issuance Price by the Conversion Price (as hereinafter defined). The initial Conversion Price shall be $3.90 (such price defined as the "Initial Conversion Price"). The Initial Conversion Price shall be subject to adjustment pursuant to Sections 3D and 3E below, with such price as last adjusted referred to herein as the "Conversion Price."

          In addition to the conversion rights of the holder outlined above, at any time commencing 270 days after the issuance of the Series C Convertible Preferred Stock, the holder has the option to convert Series C Convertible Preferred Stock at a conversion rate that produces a minimum rate of return to the holder of twenty-five percent (25%) in accordance with the formula ("Guaranteed Return Formula") set forth below.

          Under the Guaranteed Return Formula, each share of Series C Convertible Preferred Stock may be converted into such number of shares of Common Stock that produces a total value of Common Stock equal to one hundred and twenty five percent (125%) of the Original Issuance Price; provided, however, that no share of Series C Convertible Preferred Stock
     --------  -------
     shall be convertible into less than five (5) or more than ten (10) shares of Common Stock. The price per share to be used in determining such additional issuances of Common Stock (if any) will be the average Closing Bid Price for the five Trading Days (as defined below) ending on the Trading Day that is one Trading Day prior to the date of conversion. If the Corporation determines that the issuance of shares pursuant to this paragraph or pursuant to the first paragraph of this Section 3A, or pursuant to the first or third paragraph of Section 3A in the Certificate of Designations, Rights and Preferences for the Series B Convertible Preferred Stock of the Company, under applicable NASDAQ Stock Market requirements with respect to certain issues of Corporation securities convertible into 20% or more of the Corporation's Common Stock, requires stockholder approval, then, prior to any such issuance, the Corporation at its option may either (a) redeem the Series C Convertible Preferred Stock in accordance with the redemption procedures contained in Section 4 herein within fifteen (15) days after receipt of the conversion notice relating to the Series C Convertible Preferred Stock; or (b) may solicit and obtain within ninety (90) days after receipt of the conversion notice relating to the Series C Convertible Preferred Stock the necessary stockholder consent before any such shares are required to be issued. In the event that the Corporation is unable to obtain the necessary stockholder consent pursuant to (b) above within the time period allotted, after recommending and seeking such approval in good faith, then the corporation shall redeem the Series C Convertible Preferred Stock in accordance with the preceding sentence. Following the date on which the Securities and Exchange Commission declares effective a registration statement that permits the resale of the shares of Common Stock underlying the Series C Convertible Preferred Stock and while such registration statement remains in effect, in the event the Closing Bid Price for the Corporation's Common Stock is at or above $7.00 per share (subject to equitable adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations, and like occurrences) for five consecutive Trading Days (as defined below), the holder's right to receive additional shares of Common Stock upon conversion pursuant to this paragraph shall terminate thereafter.

          The rights of conversion in this Section 3 shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series C Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Series C Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Common Stock shall be issued.

          The "Closing Bid Price" for each trading day shall be the reported closing bid price on the NASDAQ Small-Cap Market or the NASDAQ National Market System (collectively referred to as, "NASDAQ") or, if the Common Stock is not quoted on NASDAQ, on the principal national securities exchange on which the Common Stock is listed or admitted to trading (based on the aggregate dollar value of all securities listed or admitted to trading) or, if not listed or admitted to trading on any national securities exchange or quoted on NASDAQ, the closing bid price in the over-the counter market as furnished by any NASD member firm selected from time to time by the Corporation for that purpose, or, if such prices are not available, the fair market value set by, or in a manner established by, the Board of Directors of the Corporation in good faith. "Trading day" shall mean a day on which the national securities exchange or NASDAQ used to determine the Closing Bid Price is open for the transaction of business or the reporting of trades or, if the Closing Bid Price is not so determined, a day on which NASDAQ is open for the transaction of business.

          3B.  Issuance of Certificates; Time Conversion Effected.  Subject to
               --------------------------------------------------
     the limitation on conversion set forth in first sentence of the third paragraph of Section 3A, promptly after the receipt by the Corporation of the written notice referred to in Subsection 3A and surrender of the certificate or certificates for the share or shares of the Series C Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, within three (3) business days, registered in such name or names as such holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series C Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series C Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

          3C.  Fractional Shares; Dividends; Partial Conversion.  No fractional
               ------------------------------------------------
     shares shall be issued upon conversion of the Series C Convertible Preferred Stock into Common Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. In case the number of shares of Series C Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to Subsection 3A exceeds the number of shares converted, the Corporation shall upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series C Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.


          3D.  Adjustments to Conversion Price for Stock Dividends and
               -------------------------------------------------------
     Combinations or Subdivisions of Common Stock.  If the Company at any time
     --------------------------------------------
     or from time to time while shares of Series C Convertible Preferred Stock are issued and outstanding shall declare or pay, without consideration, any dividend on Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or if the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price for the Series C Convertible Preferred Stock in effect immediately before such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. If the Company shall declare or pay, without consideration, any dividend on Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

          3E.  Adjustments for Reclassification and Reorganization.  If Common
               ---------------------------------------------------
     Stock issuable upon conversion of the Series C Convertible Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in the preceding paragraph), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series C Convertible Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series C Convertible Preferred Stock immediately before that change.

          3F.  Record Date.  In the event of any taking by the Corporation of a
               -----------
     record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall send by mail or courier against receipt to each holder of Series C Convertible Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          3G.  Notice of Adjustment.  Upon any adjustment of the Conversion
               --------------------
     Price, then and in each such case the Corporation shall give written notice thereof by first class mail, postage prepaid, addressed to each holder of shares of Series C Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall be signed by the principal financial officer (or independent public accountant(s) of national standing) and shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          3H.  Other Notices.  In case at any time:
               -------------

          (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

          (2)  the Corporation shall offer for subscription pro rata to the
                                                            --- ----
     holders of its Common Stock any additional shares of stock of any class or other rights;

          (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with, or a sale of all or substantially all its assets to, another corporation; or

          (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

     then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Series C Convertible Preferred

     Stock at the address of such holder as shown on the books of the Corporation, (a) at least 15 days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and
     (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 15 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

          3I.  Stock to be Reserved.  The Corporation will at all times reserve
               --------------------
     and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the conversion of the Series C Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series C Convertible Preferred Stock, including shares issuable pursuant to
     Section 3A above. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Convertible Preferred Stock, the Corporation will take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of the Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these provisions. All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges arising out of or by reason of the issue thereof and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Conversion Price. The Corporation will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if after such action the total number of shares of Common Stock issued and outstanding and thereafter issuable upon exercise of all options and conversion of Convertible Securities, including upon conversion of the Series C Convertible Preferred Stock, would exceed the total number of shares of Common Stock then authorized by the Corporation's Amended and Restated Certificate of Incorporation.

          3J.  No Reissuance of Series C Convertible Preferred Stock.  Shares of
               -----------------------------------------------------
     Series C Preferred Stock that are converted into shares of Common Stock as provided herein shall be permanently retired and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the number of authorized shares of Series C Convertible Preferred Stock accordingly.

          3K.  Issue Tax.  The issuance of certificates for shares of Common
               ---------
     Stock upon conversion of the Series C Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series C Convertible Preferred Stock which is being converted.

          3L.  Definition of Common Stock. As used in this Section 3, the term
               --------------------------
     "Common Stock" shall mean and include the Corporation's authorized Common Stock as constituted on the date of filing of this Certificate of Designations; provided, however, that such term, when used to describe the
                   --------  -------
     securities receivable upon conversion of shares of the Series C Convertible Preferred Stock of the Corporation, shall include only shares designated as Common Stock of the Corporation on the date of filing of this Certificate of Designations, any shares resulting from any combination or subdivision thereof referred to in this Section 3, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in this Section 3.

     4.   Redemption. The Series C Convertible Preferred Stock may be redeemed
          ----------
     by the Corporation at any time in exchange for a cash payment for each share of Series C Convertible Preferred Stock equal to the Original Issuance Price multiplied by one hundred and ten percent (110%). In addition to the foregoing cash payment, the Corporation will issue a number of warrants to purchase Common Stock (each, a "Redemption Warrant") equal to 2.5 multiplied by the number of shares of Series C Convertible Preferred Stock then held by the holder. Each Redemption Warrant will be substantially in the form of Exhibit A attached hereto. The cash payment
                                  ---------
     and additional warrant to be issued upon redemption are collectively referred to as the "Redemption Price." Redemption Warrants issued shall be exercisable at a price equal to the sum of (a) the Closing Bid Price (subject to adjustment under the same circumstances as which the Conversion Price would be adjusted) of the Common Stock for the Trading Day prior to the date on which the Corporation redeems shares of Series C Convertible Preferred Stock (the "Redemption Date), (b) plus $.25. Such Redemption Warrants shall be exercisable for a period of thirty six (36) months subsequent to their issuance and will contain all customary provisions. The Corporation will file a registration statement with the Securities and Exchange Commission within sixty (60) days of the issuance of the Redemption Warrants so as to permit a resale of the shares of Common Stock underlying the Redemption Warrants.

          Not fewer than fifteen (15) days before the Redemption Date, written notice shall be given by registered or certified first class mail, return receipt requested, by a nationally recognized courier service, postage prepaid, or by personal delivery, addressed to the holders of record of the Series C Convertible Preferred Stock, such notice to be addressed to each such stockholder at his post office address as shown by the records of the Corporation, specifying the number of shares to be redeemed, the Redemption Price and the place and date of such redemption, which date shall not be a day on which banks in New York City are required or authorized to close. If such notice of redemption shall have been duly given and if on or before such Redemption Date the funds and securities necessary for redemption shall have been set aside so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares of Series C Convertible Preferred Stock to be redeemed shall not have been surrendered for cancellation, after the close of business on such Redemption Date, the shares so called for redemption shall no longer be deemed outstanding, the dividends thereon shall cease to accrue, and all rights with respect to such shares shall forthwith after the close of business on the Redemption Date, cease, except only the right of the holders thereof to receive, upon presentation of the certificate representing shares so called for redemption, the Redemption Price therefor.

        Any shares of the Series C Convertible Preferred Stock redeemed pursuant to this Section 4 or otherwise acquired by the Corporation in any manner whatsoever shall be permanently retired and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the number of authorized shares of Series C Convertible Preferred Stock accordingly.

     5.   Voting - Series C Convertible Preferred Stock.  Except as required by
          ---------------------------------------------
     law or in Section 6 herein, all shares of Series C Convertible Preferred Stock shall be non-voting, and the holders thereof shall not be entitled to vote on any matters until such shares of Series C Convertible Stock are converted into shares of Common Stock. In addition, any shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of quorum.

     6.   Restrictions. At any time when shares of Series C Convertible
          ------------
     Preferred Stock are outstanding, and in addition to any other vote of stockholders required by law or by the Amended and Restated Certificate of Incorporation, without the prior consent of the holders of a majority of the outstanding Series C Convertible Preferred Stock, given in person or by proxy, either in writing or at a special meeting called for that purpose, at which meeting the holders of the shares of such Series C Convertible Preferred Stock shall vote together as a class, the Corporation will not:
     (i) issue any class or series of equity security ranking senior to the Series C Convertible Preferred Stock as to payments on liquidation or dividends of the Company; or (ii) amend the Amended and Restated Certificate of Incorporation or Bylaws in any manner that would impair or reduce the rights of the holders of the Series C Convertible Preferred Stock.

     7.   No Waiver.  Except as otherwise modified or provided for herein, the
          ---------
     holders of Series C Convertible Preferred Stock shall also be entitled to, and shall not be deemed to have waived, any other applicable rights granted to such holders under the Delaware General Corporation Law.

     8.   No Impairment.  The Corporation will not, by amendment of its Amended
          -------------
     and Restated Certificate of Incorporation or this Certificate of Designations through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of

     Designations and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights and liquidation preferences granted hereunder of the holders of the Series C Convertible Preferred Stock against impairment.

     9.   Automatic Conversion.  Subject to the limitations on conversion set
          ---------------------
     forth herein, each share of Series C Convertible Preferred Stock issued and outstanding on February 18, 2002 automatically shall be converted into shares of Common Stock at the then effective Conversion Price in accordance with, and subject to, the provisions of Section 3A hereof.

          IN WITNESS WHEREOF, this Certificate of Designations has been executed by the Corporation by its President as of this 18th day of February, 1999.


                           BOSTON LIFE SCIENCES, INC.



                              By: /s/ Joseph P. Hernon
                                 ---------------------------------
                                  Joseph P. Hernon
                                  Secretary, Vice President and
                                  Chief Financial Officer

                                                                EXHIBIT A to 3.4

                          FORM OF REDEMPTION WARRANT

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE COMPANY, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR STATE SECURITIES LAW.


                           BOSTON LIFE SCIENCES, INC.


                     Warrant for the Purchase of Shares of
                     --------------------------------------
                                 Common Stock
                                 ------------


NO.  BLSI  - [NUMBER]                                [SHARES]   SHARES


FOR VALUE RECEIVED, BOSTON LIFE SCIENCES, INC., A Delaware corporation (the "COMPANY"), hereby certifies that [NAME] or his permitted assigns, is entitled to purchase from the Company, at any time or from time to time commencing on the date hereof (the "Initial Exercise Date") and prior to 5:00 P. M., New York City time, on the date hereof (the "Termination Date", such date to be 3 years subsequent to the Initial Exercise Date), [SHARES] fully paid and non-assessable shares of the Common Stock, $.01 par value per share, of the Company for an aggregate purchase price of $<DollarTotal> computed on the basis of a $<PricePerShare> per share [equal to the sum of (a) the Closing Bid Price (subject to adjustment under the same circumstances as which the Series B Convertible Preferred Stock Conversion Price would be adjusted) of the Common Stock for the Trading Day prior to the date on which the Company redeems shares of Series B Convertible Preferred Stock, plus (b) $.25]. (Hereinafter, (i) said Common Stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "COMMON STOCK", (ii) the shares of the Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to as the "WARRANT SHARES", (iii) the aggregate purchase price payable for the Warrant Shares hereunder is referred to as the "AGGREGATE WARRANT PRICE", (iv) the price payable for each of the Warrant Shares hereunder is referred to as the "PER SHARE WARRANT PRICE", (v) this Warrant, all similar Warrants issued on the date hereof and all warrants hereafter issued in exchange or substitution for this Warrant or such similar Warrants are referred to as the "WARRANTS" and (vi) the holder of this Warrant is referred to as the "HOLDER" and the holder of this Warrant and all other Warrants or Warrant Shares issued upon the exercise of any Warrant are referred to as the "HOLDERS"). The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.

     1.   EXERCISE OF WARRANT
          -------------------

          (a) This Warrant may be exercised, in whole at any time or in part from time to time, commencing on the Initial Exercise Date and prior to 5:00 P.
M. New York City time, on the Termination Date by the holder by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 10(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part, with payment for Warrant Shares made by certified or official bank check payable to the order of the Company.

          (b) If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock and the Holder is entitled to receive a new Warrant covering the Warrant Shares which have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon surrender of this Warrant, the Company will, within five (5) business days (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, if any, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

     2.   RESERVATION OF WARRANT SHARES; LISTING.  The Company agrees that,
          --------------------------------------
prior to the expiration of this Warrant, the Company will at all times (a) have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer, except for the restrictions on sale or transfer set forth in the Securities Act of 1933, as amended (the "ACT"), and free and clear of all preemptive rights and rights of first refusal; and (b) if the Company prepares and files a registration statement covering the shares of Common Stock issued or issuable upon exercise of this Warrant with the Securities and Exchange Commission (the "SEC") which registration statement is declared effective by the SEC under the Act and the Company lists its Common Stock on any national securities exchange, it will use its best efforts to cause the shares of Common Stock subject to this Warrant to be listed on such exchange.

     3.   RESTRICTION ON TRANSFER; REGISTRATION UNDER THE SECURITIES ACT OF
          ------------------------------------------------------------------
1933, AS AMENDED.
-----------------

          (a) Neither this Warrant nor any Shares issuable upon exercise hereof has been registered under the Securities Act of 1933, as amended (the "Act"), and none of such securities may be offered, sold, pledged, hypothecated, assigned or transferred except (i) pursuant to a registration statement under the Act which has become effective and is current with respect to such securities, or (ii) pursuant to a specific exemption from registration under the Act but only upon a Holder hereof first having obtained the written opinion of counsel to the Company, or other counsel reasonably acceptable to the Company, that the proposed disposition is consistent with all applicable provisions of the Act as well as any applicable "Blue Sky" or similar state securities law. Upon exercise, in part or in whole, of this Warrant, each certificate issued representing the Shares underlying this Warrant shall bear a legend to the foregoing effect.

          (b) Within sixty (60) days following the issuance of this Warrant, the Company shall prepare and file with the SEC, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Placement Agent in order to comply with the provisions of the Act so as to permit a public offering and sale of the Warrant Shares by the Holder(s) for a consecutive period of two years or until the distribution described in the registration statement has been completed, whichever is shorter, provided that, for not more than thirty (30) consecutive Trading Days (or not more than sixty (60) consecutive Trading Days if the event giving rise thereto is an acquisition required to be reported in a Current Report on Form 8-K pursuant to Item 2 thereof) or for a total of not more than ninety (90) Trading Days in any twelve (12) month period, the Company may delay the disclosure of material non-public information concerning the Company (as well as prospectus or registration statement updating) the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an "Allowed Delay"); provided, further, that the Company shall promptly (i) notify the undersigned in writing of the existence of (but in no event, without the prior written consent of the undersigned, shall the Company disclose to such undersigned any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay and (ii) advise the undersigned in writing to cease all sales under such registration statement until the end of the Allowed Delay. The Company shall use its best efforts to cause the registration statement to become effective at the earliest possible time. "Trading Day" shall mean a day on which the national securities exchange or NASDAQ used to determine the Closing Bid Price is open for the transaction of business or the reporting of trades or, if the Closing Bid Price is not so determined, a day on which NASDAQ is open for the transaction of business.

          (c) In connection with any registration under Section 3.b hereof, the Company covenants and agrees as follows:

          (i) The Company shall furnish each Holder desiring to sell its securities such number of prospectuses as shall reasonably be requested.

          (ii) The Company shall pay all costs (excluding fees and expenses of Holder(s)' counsel and any underwriting or selling commissions or other charges of any broker-dealer acting on behalf of Holder(s)), fees and expenses in connection with all registration statements filed pursuant to Sections 3(b) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses.

          (iii) The Company will take all necessary action which may be required in qualifying or registering the Warrant Shares and any other securities issuable upon exercise of the Warrants included in a registration statement for offering and sale under the securities or blue sky laws of such states as are reasonably requested by the Placement Agent or the Holder(s), provided that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

          (iv) The Company shall indemnify the Holder(s) of the Warrant Shares to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities and Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or any other statute, common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained
(x) in such registration statement (as from time to time amended or supplemented); (y) in any post-effective amendment or amendments; or (z) in any application or other document or written communication (in this Section 3 collectively called an application) executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Warrant Shares under the securities laws thereof or filed with the Commission, any state securities commission or agency, the American Stock Exchange, the National Association of Securities Dealers, Inc., The Nasdaq Stock Market or any securities exchange, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements contained therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Holder(s) expressly for use in such registration statement, any amendment or supplement thereto or any application, as the case may be. If any action is brought against the Holder(s) or any controlling person of the Holder(s) in respect of which indemnity may be sought against the Company pursuant to this Section 3.c.(iv), the Holder(s) or such controlling person shall within thirty (30) days after the receipt thereby of a summons or complaint notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and payment of reasonable fees and expenses of counsel (which counsel shall be reasonably satisfactory to the Holder(s) or such controlling person), but the failure to give such notice shall not affect such indemnified person's right to indemnification hereunder except to the extent that the Company's defense of such action was materially adversely affected thereby. The Holder(s) or such controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses shall be at the expense of the Holder(s) or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action as required in the previous sentence or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of not more than one additional firm of attorneys for the Holder(s) and/or such controlling person shall be borne by the Company. Except as expressly provided above, in the event that the Company shall not previously have assumed the defense of any such action or claim, the Company shall not thereafter be liable to the Holder(s) or such controlling person in investigating, preparing or defending any such action or claim. The Company agrees promptly to notify the Holder(s) of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the resale of the Warrant Securities or in connection with such registration statement.

          (v) The Holder(s) of the Warrant Shares to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished in writing by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement. The Holder(s) further agree(s) that upon demand by an indemnified person, at any time or from time to time, they will promptly reimburse such indemnified person for any loss, claim, damage, liability, cost or expense actually and reasonably paid by the indemnified person as to which the Holder(s) have indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this Section 3.c.(v), any such payment or reimbursement by the Holder(s) of fees, expenses or disbursements incurred by an indemnified person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against the Company or such indemnified person as a direct result of the Company or such person's gross negligence or willful misfeasance will be promptly repaid to the Holder(s).

          (vi) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

          (vii) If the offering in which these securities were acquired is an underwritten public offering, and the underwriter so requests, the Company shall furnish to each holder of shares participating in the offering and to each underwriter, if any, and the Placement Agent, a signed counterpart, addressed to such holder or underwriter, if any, and the Placement Agent, of (i) an opinion of counsel to the Company, an opinion dated the date of the closing under the underwriting agreement, and (ii) a "cold comfort" letter dated the date of the closing under the underwriting agreement signed by the independent public accountants who have issued a report on the company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.


     4.   FULLY PAID STOCK; TAXES.  The Company agrees that the shares of the
          -----------------------
Common Stock represented by each and every certificate of Warrant Shares delivered on the exercise of this Warrant be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and State stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or any certificate thereof.

     5.   ADJUSTMENTS FOR PURCHASE PRICE AND NUMBER OF SHARES.
          ---------------------------------------------------

     In the event that, prior to the issuance by the Company of all the Warrant Shares issuable upon exercise of this Warrant, there shall be any change in the outstanding common stock of the Company by reason of the declaration of stock dividends, or through stock splits or combinations, the remaining Warrant Shares still subject to this Warrant and the purchase price thereof (i.e. per Share Warrant Price) shall be appropriately adjusted (but without regard to fractions) by the Board of Directors of the Company to reflect such change.

     6.   MERGER OR CONSOLIDATION.
          ------------------------

     In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding common stock of the Company), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the Holder shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of his Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger by a holder of the number of shares of common stock of the Company for which his Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 5. The above provisions of this Section 6 shall similarly apply to successive consolidations or mergers.

     7.   LIMITED TRANSFERABILITY; SUCCESSORS.  This Warrant may not be sold,
          ------------------------------------
transferred, assigned or hypothecated by the Holder except in compliance with the provisions of the Act and the applicable state securities "blue sky" laws. The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. All warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the holder thereof shall be identical to those of the Holder. All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

     8.   LOSS, ETC., OF WARRANT.  Upon receipt of evidence satisfactory to the
          ----------------------
Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

     9.   WARRANT HOLDER NOT SHAREHOLDER.  Except as otherwise provided herein,
          ------------------------------
this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

     10.  COMMUNICATION.  No notice or other communication under this Warrant
          -------------
shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is delivered personally, mailed by certified or registered first-class mail, postage prepaid, or sent via overnight courier addressed to:

          (a) The Company at 31 Newbury Street, Suite 300, Boston, MA 02116 or other address as the Company has designated in writing to the Holder, or

          (b) the Holder at <Address> Attn: [NAME] or other such address as the Holder has designated in writing to the Company.

     11.  HEADINGS.    The headings of this Warrant have been inserted as a
          --------
matter of convenience and shall not affect the construction hereof.

     12.  APPLICABLE LAW.  This Warrant shall be governed by and construed in
          --------------
accordance with the law of the State of Delaware without giving effect to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its President and attested by its Secretary on the date indicated below.


                                             BOSTON LIFE SCIENCES, INC.



                                             By:  ______________________
                                                  David Hillson
                                                  President

                                             Date:  ____________________


ATTEST:


_______________________
Secretary

Date:  ____________________

                                  SUBSCRIPTION
                                  ------------

          The undersigned, _______________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to Subscribe for and purchase ________________ shares of the Common Stock, par value $.01 per share, of Boston Life Sciences, Inc. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

Dated:__________________         Signature:__________________

                                 Address:  __________________

                                           __________________



                                  ASSIGNMENT
                                  ----------

          FOR VALUE RECEIVED______________ hereby sells, assigns and transfers unto ______________________the foregoing Warrant and all right evidenced thereby, and does irrevocably constitute and appoint
____________________________, attorney, to transfer said Warrant on the books of Boston Life Sciences, Inc.

Dated:__________________         Signature:__________________

                                 Address:  __________________

                                           __________________




                               PARTIAL ASSIGNMENT
                               ------------------

          FOR VALUE RECEIVED __________________ hereby assigns and transfers unto ________________________ the right to purchase ___________ shares of the
Common Stock, par value $.01 per share, of Boston Life Sciences, Inc. covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint ____________________________, attorney, to transfer that part of said Warrant on the books of Boston Life Sciences, Inc.


Dated:__________________         Signature:__________________

                                 Address:  __________________

                                           __________________